Exhibit 99.1

News Release

For more information contact:

Media, please contact:

Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

Analysts/Investors, please contact:

Preston Romm, Iomega Corporation, (858) 314-7188, romm@iomega.com

FOR IMMEDIATE RELEASE

IOMEGA REPORTS THIRD QUARTER FINANCIAL RESULTS

SAN DIEGO, October 26, 2006 – Iomega Corporation (NYSE: IOM) today reported revenue of  $53.6 million and a net profit of $0.9 million, or $0.02 per diluted share, for the quarter ended October 1, 2006. These results included a number of items associated with previously announced corporate restructuring, goodwill impairment and other items which had a net negative impact on pre-tax income of $1.2 million, as detailed below.

By comparison, third quarter 2005 revenue was $55.9 million with a net loss of $12.3 million, or ($0.24) per share, which included $6.6 million of restructuring charges and $0.9 million of license and patent fee income. Also by comparison, second quarter 2006 revenue was $40.7 million with a net loss of $10.4 million, or ($0.20) per share, which included $4.3 million in restructuring charges, a $2.3 million goodwill impairment charge, $2.1 million of non-restructuring inventory and supplier claim charges, a $0.5 million charge for uncollectible VAT receivables and a $1.1 million gain from selling certain patents.

Pre-tax profit for third quarter 2006 was $1.1 million compared to a third quarter 2005 pre-tax loss of  $11.9 million and a second quarter 2006 pre-tax loss of $11.2 million. Excluding the restructuring benefit of  $0.2 million, the non-cash goodwill impairment charge of  $2.5 million and the $1.1 million benefit from dissolving an inactive European subsidiary, our non-GAAP, adjusted pre-tax profit for third quarter 2006 was $2.2 million.

Our third quarter 2006 pre-tax profit compares to a second quarter 2006 non-GAAP pre-tax loss of $2.0 million, excluding $4.3 million of restructuring charges, a $2.3 million goodwill impairment charge, $2.1 million of non-restructuring inventory and supplier claim charges and an accrual of $0.5 million for uncollectible VAT.

Third quarter 2006 revenue of $53.6 million decreased by $2.3 million, or 4%, when compared to third quarter 2005. The decrease was primarily due to the expected decrease in the Zip® product line of $8.6 million, partially offset by increases in Consumer Storage Solutions and REV® product lines. The third quarter 2006 revenue represented an increase of $12.9 million, or 32%, from second quarter 2006, primarily due to increases in the Consumer Storage Solutions and REV product lines.

Third quarter 2006 gross margin was 22.8% as compared to third quarter 2005 gross margin of 19.6%. This improvement of 3.2 percentage points is a direct result of our initiatives with the external HDD and REV products along with cost reduction efforts implemented in previous quarters, partially offset by the decrease in Zip product line sales.

Second quarter 2006 gross margin was 16.7%. The third quarter 2006 improvement of 6.1 percentage points from second quarter 2006 is a result of incurring $2.1 million of inventory and supplier claim charges in second quarter 2006, which represents 5.2 percentage points, along with previously announced improvements in the HDD supply chain, launching new products in both the HDD and REV 70 product lines and cost savings from our restructuring actions.

Third quarter 2006 operating expenses were $12.9 million, which included a $2.5 million non-cash goodwill impairment charge associated with the Zip product line and a $0.2 million benefit from restructuring charge reversals. By comparison, third quarter 2005 operating expenses were $23.4 million, which included $6.6 million in restructuring charges and a $0.9 million benefit from license fee income. Further, second quarter 2006 operating expenses were $18.4 million, which included $4.3 million of restructuring charges and a $2.3 million non-cash, goodwill impairment charge and $1.1 million of income from sales of certain patents.

Third quarter 2006 sales of $53.6 million included REV product sales of $11.2 million; Consumer Storage Solutions product sales (consisting of HDD, optical, Mini USB flash and floppy drives) of $30.3 million; Network Storage Solutions (NSS) sales of $4.5 million; Services revenue of $1.3 million; and Zip product sales of $6.2 million.

As indicated earlier, these results include three items associated with previously announced restructuring, goodwill impairment and dissolution of an inactive European subsidiary. Although the quarter did not include any restructuring charges, we updated the previously recorded restructuring reserves for currently known factors such as severance and outplacement payments resulting in a benefit of $0.2 million in the current quarter. We recorded an additional non-cash, pre-tax goodwill impairment charge of $2.5 million associated with the Zip product line. Further, we recognized a $1.0 million tax benefit associated with the release of a tax liability for the goodwill timing difference. During the quarter, we dissolved an inactive European subsidiary, in which operations ceased in 1999. This dissolution resulted in a gain of $1.1 million recognized in other income and expenses.

During third quarter 2006, the Company’s total cash, cash equivalents, and temporary investments decreased by $7.8 million to $69.8 million as of October 1, 2006. The decrease was primarily a result of the acquisition of CSCI, Inc. ($4.3 million), payments associated with the restructuring actions ($1.8 million) and working capital requirements for the implementation of the new lower cost HDD supply chain.

“I am pleased with the speed and diligence our team has demonstrated this past quarter which resulted in a more competitive cost structure, a 32% increase in sales over second quarter 2006, entry into the managed services market and, most importantly, a return to profitability,” said Jonathan Huberman, CEO of Iomega.

“During the third quarter, we launched our new external HDD products and the new supply chain process. Although we did not see a full quarter’s benefit of these new products, we are already seeing the increased customer demand and improved gross margins. Similarly, we launched the new 70GB REV Backup Drive and our second generation automation device, the REV Loader 560. We also closed on the previously announced acquisition of CSCI, Inc. and entered the managed services market. Together with our technology partners, Juniper Networks and VeriSign Corporation, Iomega is delivering best-in-class, fully managed Internet security solutions in an affordable manner to our SMB target market,” concluded Huberman.

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega's third quarter financial results and management’s goals. The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on November 10, 2006.

About Iomega

Iomega Corporation provides easy-to-use, high value storage solutions to help people protect, secure, capture and share their valuable digital information. OfficeScreen, Iomega’s managed security services for SMBs, features industry-leading firewall/VPN, SSL VPN and IPSec bundles that create secure wide area networks that connect remote offices and workers to applications and data at a company’s headquarters, while countering security threats from hackers, worms and viruses across a company’s entire network. Iomega's award-winning storage products include the Iomega® REV® platform: the new Iomega REV 70GB Backup Drive, available in various computer interface models for server implementations; and the Iomega REV 35GB Backup Drive, available in several computer interface models for desktop backup and archive applications; as well as REV-based automation products such as new REV Loader 560, which utilizes a REV 70GB Backup Drive and up to eight REV disks. Iomega also offers its Zip® 100MB, 250MB and 750MB drives; high-performance Iomega external hard drives, network hard drives and other HDD solutions; and other portable storage products. For small and medium business networks, Iomega NAS servers offer capacities of 160GB to 2TB. Iomega also offers businesses and consumers a comprehensive data recovery services solution for recovering lost data due to hardware failure, file corruption or media damage. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at www.iomega.com. Resellers can visit Iomega at www.iomega.com/ipartner.

Special Note Regarding Forward-Looking Statements

Statements contained in this release regarding increased customer demand and improved gross margins for HDDs, Iomega’s return to profitability, and any other statements that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements are based upon information available to us as of October 26, 2006, and we disclaim any intention or obligation to update any such statements. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include losses of key personnel; lower than anticipated sales of our products; any inability or failure to improve REV product sales or improve HDD product gross margins, unexpected technical, manufacturing, or supply issues with our products; our inability to achieve a competitive cost structure; competition; our inability to maintain stringent quality assurance standards and customer satisfaction; difficulties in identifying and completing strategic opportunities to grow our business; manufacturing and inventory issues; difficulties in integrating or growing Iomega’s new managed services business; intellectual property disputes; adverse final judgments in litigation; general economic and/or industry-specific conditions including significant changes in the landscape of data storage demand, pricing, or competition; and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega's most recent Annual Report on Form 10-K and quarterly report on Form 10-Q.

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Copyright© 2006 Iomega Corporation. All rights reserved. Iomega, Zip, REV, OfficeScreen, StorCenter, iStorage, Micro Mini, and HotBurn are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	Oct. 1,	% of	Oct. 2,	% of	July 2,	% of
	2006	Sales	2005	Sales	2006	Sales
Sales	$53,595	100.0%	$55,852	100.0%	$40,652	100.0%
Cost of Sales	41,379	77.2%	44,890	80.4%	33,859	83.3%
Gross margin	12,216	22.8%	10,962	19.6%	6,793	16.7%

Operating Expenses:
Selling, general and administrative	8,657	16.2%	14,529	26.0%	10,357	25.5%
Research and development	1,904	3.6%	3,195	5.7%	2,475	6.1%
License and patent fee income	0	0.0%	(889)	(1.6%)	(1,085)	(2.7%)
Goodwill impairment charge	2,513	4.7%	0	0.0%	2,341	5.8%
Restructuring charges (reversals)	(211)	(0.4%)	6,579	11.8%	4,291	10.6%
Total operating expenses	12,863	24.0%	23,414	41.9%	18,379	45.2%
Operating Loss	(647)	(1.2%)	(12,452)	(22.3%)	(11,586)	(28.5%)
Interest and other income and expense, net (1)	1,709	3.2%	599	1.1%	390	1.0%
Loss From Continuing Operations Before Income Taxes	1,062	2.0%	(11,853)	(21.2%)	(11,196)	(27.5%)
Benefit (Provision) for Income Taxes	(209)	(0.4%)	(399)	(0.7%)	797	2.0%
Net Income (Loss) From Continuing Operations	853	1.6%	(12,252)	(21.9%)	(10,399)	(25.6%)
Loss From Discontinued ByteTaxi, Inc. Operations (net of taxes)	0		(73)		0
Net Income (Loss)	$853		($12,325)		($10,399)

Net Income (Loss) Per Share	$0.02		($0.24)		($0.20)
Diluted Income (Loss) Per Share	$0.02		($0.24)		($0.20)
Weighted Average Common Shares Outstanding	53,382		51,627		51,658
Weighted Average Common Shares Outstanding - Assuming Dilution	53,389		51,627		51,658

(1) Q3 2006 includes approximately $1.1 million gain associated with the release of various liabilities for a European subsidiary for which operations   ceased in 1999. The Company dissolved this entity in the third quarter of 2006.

PRODUCT SALES AND OPERATING INCOME (LOSS) - QTD
(In thousands)
(Unaudited)

	For the Three Months Ended
	Oct. 1,	% of	Oct. 2,	% of	July 2,	% of
	2006	Sales	2005	Sales	2006	Sales
Sales:
Consumer Products:
Zip	$6,245	11.7%	$14,868	26.6%	$7,793	19.2%
Consumer Storage Solutions (1)	30,317	56.6%	26,049	46.6%	20,150	49.6%
Business Products:
REV	11,201	20.9%	10,255	18.4%	8,889	21.9%
Network Storage Systems (2)	4,473	8.3%	4,336	7.8%	3,395	8.4%
Services (3)	1,254	2.3%	124	0.2%	146	0.4%
Other Products (4)	105	0.2%	220	0.4%	279	0.7%
Total Sales	$53,595		$55,852		$40,652

Product Operating Income (Loss):
Consumer Products:
Zip (5)	$767		$3,320		$48
Consumer Storage Solutions (1)	(1,744)		(6,173)		(4,723)
Business Products:
REV (8)	(367)		(3,165)		(3,759)
Network Storage Systems (2)	464		(889)		33
Services (3)	(53)		33		125
Other Products (4) (6) (7)	75		1,001		981
Restructuring (charges) reversals	211		(6,579)		(4,291)
Operating Loss	($647)		($12,452)		($11,586)

(1) Consumer Storage Solutions is comprised of hard disk, optical, flash and floppy drives.
(2) Includes Network HDD products beginning in Q2 2006 - previously classified in Consumer Storage Solutions. Prior period data has been reclassified for consistency.
(3) Includes the System Integration and Managed Services businesses of CSCI, Inc. since August 2006 when acquired. Also includes miscellaneous
Iomega services previously classified in Other Products. Prior period amounts have been reclassified for consistency.
(4) Other Products is comprised of Jaz and other miscellaneous products.
(5) Q2 2006 includes a $2.3 million goodwill impairment charge and Q3 2006 includes a $2.5 million goodwill impairment charge.
(6) Q3 2005 includes license income of $0.9 million.
(7) Q2 2006 includes $0.8 million of income associated with the sale of old patents.
(8) Q2 2006 includes approx. $1.4 million of inventory related charges and NRE commitments.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - YTD
(In thousands, except per share data)
(Unaudited)
	For the Nine Months Ended

	Oct. 1,	% of	Oct. 2,	% of
	2006	Sales	2005	Sales
Sales	$153,328	100.0%	$194,476	100.0%
Cost of Sales	122,518	79.9%	153,484	78.9%
Gross margin	30,810	20.1%	40,992	21.1%

Operating Expenses:
Selling, general and administrative (1)	31,474	20.5%	48,848	25.1%
Research and development	6,946	4.5%	11,153	5.7%
License and patent fee income	(1,085)	(0.7%)	(1,301)	(0.7%)
Goodwill impairment charges	7,935	5.2%	0	0.0%
Restructuring charges	4,358	2.8%	6,773	3.5%
Total operating expenses	49,628	32.4%	65,473	33.7%
Operating Loss	(18,818)	(12.3%)	(24,481)	(12.6%)
Interest and other income and expense, net (2)	3,113	2.0%	(157)	(0.1%)
Loss From Continuing Operations Before Income Taxes	(15,705)	(10.2%)	(24,638)	(12.7%)
Benefit for Income Taxes	1,990	1.3%	216	0.1%
Loss From Continuing Operations	(13,715)	(8.9%)	(24,422)	(12.6%)
Loss From Discontinued ByteTaxi, Inc. Operations (net of taxes)	0		(228)
Net Loss	($13,715)		($24,650)

Loss Per Share	($0.26)		($0.48)
Weighted Average Common Shares Outstanding	52,230		51,617

(1) 2006 includes $1.0 million of non-restructuring, severance related costs associated with prior CEO.
(2) 2006 includes approximately $1.1 million gain associated with the release of various liabilities for a European subsidiary for which operations ceased in 1999.
The Company dissolved this entity in the third quarter of 2006.

PRODUCT SALES AND OPERATING INCOME (LOSS) - YTD
(In thousands)
(Unaudited)

	For the Nine Months Ended
	Oct. 1,	% of	Oct. 2,	% of
	2006	Sales	2005	Sales
Sales:
Consumer Products:
Zip	$25,681	16.7%	$51,791	26.6%
Consumer Storage Solutions (1)	81,999	53.5%	93,213	47.9%
Business Products:
REV	30,869	20.1%	33,489	17.2%
Network Storage Systems (2)	12,724	8.3%	14,665	7.5%
Services (3)	1,515	1.0%	456	0.2%
Other Products (4)	540	0.4%	862	0.4%
Total Sales	$153,328		$194,476

Product Operating Income (Loss):
Consumer Products:
Zip (5)	$1,874	$14,750
Consumer Storage Solutions (1)	(11,666)	(21,449)
Business Products:
REV	(5,742)	(10,556)
Network Storage Systems (2)	884	(1,977)
Services (3)	174	96
Other Products (4) (7) (8)	1,011	1,428
Non-Restructuring charges (6)	(995)	0
Restructuring charges	(4,358)	(6,773)
Operating Loss	($18,818)	($24,481)

(1) Consumer Storage Solutions is comprised of hard disk, optical, flash and floppy drives.
(2) Includes Network HDD products beginning in Q2 2006 - previously classified in Consumer Storage Solutions. Prior period data has been reclassified for consistency.
(3) Includes the System Integration and Managed Services businesses of CSCI, Inc. since August 2006 when acquired. Also includes miscellaneous
Iomega services previously classified in Other Products. Prior period amounts have been reclassified for consistency.
(4) Other Products is comprised of Jaz and other miscellaneous products.
(5) 2006 includes $7.9 million of goodwill impairment charges.
(6) Non-restructuring, severance related costs associated with prior CEO and recorded in SG&A in above income statement.
(7) 2006 includes $0.8 million of income associated with the sale of old patents.
(8) 2005 includes license and patent income of $1.3 million.

IOMEGA CORPORATION
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	Oct. 1,	July 2,	Dec. 31,
	2006	2006	2005
ASSETS:
Cash and cash equivalents	$55,315	$58,642	$70,943
Restricted cash	87	87	256
Temporary investments	14,414	18,908	24,800
Total cash	69,816	77,637	95,999
Trade receivables	29,881	14,731	28,853
Inventories	34,803	29,428	27,532
Deferred taxes	5,523	5,523	5,523
Other current assets	3,881	5,008	4,998
Total Current Assets	143,904	132,327	162,905
Property and equipment, net	7,159	6,776	8,311
Intangible and other assets	14,397	6,329	12,453
	$165,460	$145,432	$183,669

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable	$31,579	$17,274	$35,500
Income taxes payable	832	0	310
Other current liabilities	44,715	46,535	49,751
Total Current Liabilities	77,126	63,809	85,561
Deferred taxes	13,174	15,030	17,152
Stockholders' equity	75,160	66,593	80,956
	$165,460	$145,432	$183,669

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

	For the Nine Months Ended
	Oct. 1,	Oct. 2,
	2006	2005
Cash Flows from Operating Activities:
Net Loss	($13,715)	($24,650)
Revenue and Expense Adjustments (1)	6,843	6,197
	(6,872)	(18,453)
Changes in Assets and Liabilities:
Trade receivables	359	3,960
Restricted cash	169	(261)
Inventories	(6,405)	6,673
Other current assets	1,124	1,768
Accounts payable	(4,119)	(3,376)
Accrued restructuring	(874)	742
Other current liabilities and income taxes	(4,445)	(12,747)
Net cash used in operating activities	(21,063)	(21,694)

Cash Flows from Investing Activities:
Purchases of property and equipment	(1,558)	(970)
Proceeds from sales of assets	173	745
Initial investment in ByteTaxi (net of $171,000 cash)	0	(44)
Purchase of CSCI, Inc. (net of $183,000 cash)	(4,339)	0
Sales of temporary investments	24,161	27,464
Purchases of temporary investments	(13,425)	(35,571)
Net change in other assets and other liabilities	7	(678)
Net cash provided by (used in) investing activities	5,019	(9,054)

Cash Flows from Financing Activities:
Payment of debt	0	(139)
Proceeds from sales of Common Stock	416	56
Net cash provided by (used in) financing activities	416	(83)
Net Decrease in Cash and Cash Equivalents	(15,628)	(30,831)
Cash and Cash Equivalents at Beginning of Period	70,943	103,403
Cash and Cash Equivalents at End of Period	$55,315	$72,572

(1) 2006 includes $7.9 million of non-cash, goodwill impairment charges.